CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                  PIONEER WINTHROP REAL ESTATE INVESTMENT FUND


         THIS Certificate of Amendment, dated August 31, 1995, to the Certificate of Trust, dated April 18, 1995, of Pioneer Winthrop Real Estate Investment Fund (the "Trust") is being duly executed and filed by the persons named below as Trustees, to amend the Certificate of Trust filed by the Trust on April 19, 1995 with the Office of the Secretary of State of the State of Delaware.

         1. Amendment. Effective as of September 1, 1995, the name of the Trust is changed from "Pioneer Winthrop Real Estate Investment Fund to "Pioneer Real Estate Shares."


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this Certificate of Amendment as of the date first above-written.

                                     /s/ John F. Cogan, Jr.
                                     John F. Cogan, Jr.
                                     As Trustee and not individually


                                     /s/ Richard H. Egdahl
                                     Richard H. Egdahl
                                     As Trustee and not individually


                                     /s/ Margaret B. W. Graham
                                     Margaret B. W. Graham
                                     As Trustee and not individually


                                     /s/ Stephen G. Kasnet
                                     Stephen G. Kasnet
                                     As Trustee and not individually


                                     /s/ John W. Kendrick
                                     John W. Kendrick
                                     As Trustee and not individually


                                     /s/ Marguerite A. Piret
                                     Marguerite A. Piret
                                     As Trustee and not individually


                                     /s/ David D. Tripple
                                     David D. Tripple
                                     As Trustee and not individually


                                     /s/ Stephen K. West
                                     Stephen K. West
                                     As Trustee and not individually


                                     /s/ John Winthrop
                                     John Winthrop
                                     As Trustee and not individually